EXHIBIT 10.15

Amendment to Employment Continuity Agreements, dated October 19,  2001
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DOMINION RESOURCES, INC.  EMPLOYMENT CONTINUITY AGREEMENT

Revised Section 2.1

2.1        “Agreement Term” means:

(a)        Except as provided in Section 2.1(b), the Period commencing on the Agreement Date and ending on the third anniversary of the Agreement Date. Commencing on the third anniversary of the Agreement Date and each subsequent anniversary of the Agreement Date, the Agreement Term shall be automatically extended for an additional one-year term, unless at least 30 days prior to the last day of any such extended Agreement Term, the Company shall give notice to the Executive that the Agreement Term shall not be extended. The Agreement Term shall include the Employment Period.

(b)        If a Potential Change in Control (as defined below) occurs, the Agreement Term shall be automatically extended to the later of (i) the period described in Section 2.1(a) or (ii) 30 days after the date the Change in Control is completed or a public announcement is made that the transaction will not occur (the “Change in Control Extension”). Commencing on the day immediately after the expiration of the Change in Control Extension, and each subsequent anniversary of such day, the Agreement Term shall be automatically extended for an additional one-year term, unless at least 30 days prior to the last day of the Change in Control Extension or of any such extended Agreement Term, the Company shall give notice to the Executive that the Agreement Term shall not be extended. A Potential Change in Control shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Company; or (iii) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Agreement.

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